Exhibit 10.1

PORCH GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective May 13, 2021)

ARTICLE I

PURPOSE

The primary purposes of the Porch Group, Inc. (the “Company”) Non-Employee Director Compensation Policy (this “Policy”) are as follows:

•	to pay differentially higher compensation for higher levels of work, responsibility and performance;
•	to provide a compensation structure that will attract highly competent candidates; and
•	to provide a significant portion of compensation in the form of equity-based awards to further align non-employee director compensation with shareholder interests.

All references to “Director” in this Policy shall mean a member of the Company’s Board of Directors (the “Board”) who is not employed by the Company.

ARTICLE II

BASE ANNUAL RETAINER

Each Director shall receive a base annual retainer (the “Base Annual Retainer”) of up to One Hundred Ten Thousand Dollars ($110,000) per fiscal year as follows:

2.1	Cash: Thirty Thousand Dollars ($30,000) to be paid in quarterly installments made within five business days of the last calendar day of each fiscal quarter.
2.2	RSU Grants: Eighty Thousand Dollars ($80,000) to be paid in the form of restricted stock units (“RSUs”). The RSUs shall be subject to the following terms and conditions (the “RSU Grant Terms”):

2.2.1Grant Date:  The RSUs shall be granted on each date of the Company’s annual meeting of stockholders (the “Grant Date”), subject to the Director’s continued service through the Grant Date; provided, that Directors shall be eligible to receive a pro-rated RSU grant (“Pro-Rated Award”) based on the Eighty Thousand Dollars ($80,000) grant value and pro-rated for the period between the closing of the transactions (the “Closing”) contemplated under the Agreement and Plan of Merger with PTAC Merger Sub Corporation, Porch.com, Inc., and certain other parties, dated July 30, 2020, and the Company’s next scheduled annual meeting of stockholders, with the Pro-Rated Award to be granted by the Board as soon as practicable following the adoption of this Policy (the “Pro-Rated Grant Date”), subject to the Director’s continued service through the Pro-Rated Grant Date.

2.2.2Amount:  The number of RSUs to be granted on the Grant Date shall be the nearest whole number of shares as determined by dividing Eighty Thousand Dollars ($80,000) by the closing market price of the Company’s common stock as listed on the NASDAQ Capital Market on the Grant Date, and if the Grant Date does not fall on a NASDAQ Capital Market trading day, then on the last trading day prior to the Grant Date; provided, however, that the market price used to determine the number of shares subject to the Pro-Rated Award shall be based on the closing market price of the Company common stock as listed on the NASDAQ Capital Market on the date of Closing.

2.2.3.  Vesting and Form of Award Agreement.  Except as otherwise approved by the Board or the Compensation Committee of the Board at the time of grant, the RSUs shall vest on the one (1) year anniversary of the Grant Date, with two-thirds (2/3) of the RSUs subject to resale restrictions expiring in equal increments on the first and second anniversaries of the vesting date. The RSUs will vest and the resale restrictions will lapse in the event the Director ceases to serve on the Board due to death, disability or removal without cause, as described in the form of award agreement approved by the Board. In addition, in the event of a change in control (as defined in the Porch Group, Inc. 2020 Stock Incentive Plan or any successor plan applicable to a grant of RSUs) in which the awards are not effectively assumed, the RSUs will vest in full and the resale restrictions will lapse.

2.3

Lead Independent Director:  In addition to the payments otherwise set forth in this Article II, the Company’s lead independent director (“LID”) shall receive an annual retainer (the “Lead Independent Director Base Annual Retainer”) of up to Sixty Three Thousand Seven Hundred Fifty Dollars ($63,750) per fiscal year as follows:

2.3.1 Cash:  Thirty-One Thousand Eight Hundred Seventy-Five Dollars ($31,875) to be paid in quarterly installments made within five business days of the last calendar day of each fiscal quarter.

2.3.2 RSU Grants:  Thirty-One Thousand Eight Hundred Seventy-Five Dollars ($31,875) to be paid in the form of RSUs. The RSU Grant Terms shall be:

2.3.2.1Grant Date:  The RSUs shall be granted on the Grant Date, subject to the LID’s continued service through the Grant Date.

2.3.2.2Amount:  The number of RSUs to be granted on the Grant Date shall be the nearest whole number of shares as determined by dividing Thirty-One Thousand Eight Hundred Seventy-Five Dollars ($31,875) by the closing market price of the Company’s common stock as listed on the NASDAQ Capital Market on the Grant

Date, and if the Grant Date does not fall on a NASDAQ Capital Market trading day, then on the last trading day prior to the Grant Date.

2.3.2.3.  Vesting and Form of Award Agreement.  Except as otherwise approved by the Board or the Compensation Committee of the Board at the time of grant, the RSUs shall vest on the one (1) year anniversary of the Grant Date, with two-thirds (2/3) of the RSUs subject to resale restrictions expiring in equal increments on the first and second anniversaries of the vesting date. The RSUs will vest and the resale restrictions will lapse in the event the LID ceases to serve as LID due to death, disability or removal without cause, as described in the form of award agreement approved by the Board. In addition, in the event of a change in control (as defined in the Porch Group, Inc. 2020 Stock Incentive Plan or any successor plan applicable to a grant of RSUs) in which the awards are not effectively assumed, the RSUs will vest in full and the resale restrictions will lapse.

2.4

Proration:  The quarterly payments of the Base Annual Retainer and Lead Independent Director Base Annual Retainer  shall be prorated, as applicable, based on the days of service on the Board or as LID (in the case of the Lead Independent Director Base Annual Retainer) during the applicable calendar quarter.

ARTICLE III

ANNUAL RETAINER PREMIUM – COMMITTEE SERVICE

A Director serving as a Chair or a member of a standing committee (“Committee”) of the Board immediately following the annual meeting of stockholders shall be paid an RSU premium for such service as set forth below, with the RSUs subject to the RSU Grant Terms set forth in Section 2.2; provided, that if any Director assumes the role as a Chair or member of a Committee following the date of the annual meeting of stockholders, such Director shall be entitled to a pro-rated RSU premium for the period between the date of commencement of such service and the Company’s next scheduled annual meeting of stockholders.

3.1	Audit Committee: Chair Premium - Twenty Thousand Dollars ($20,000); Non-Chair Member Premium - Ten Thousand Dollars ($10,000).
3.2	Compensation Committee: Chair Premium - Ten Thousand Dollars ($10,000); Non-Chair Member Premium - Five Thousand Dollars ($5,000).
3.3	Governance and Nominating Committee: Chair Premium – Seven Thousand and Five Hundred Dollars ($7,500); Non-Chair Member Premium - Three Thousand and Two Hundred and Fifty Dollars ($3,250).

3.4	M&A Committee: Chair Premium - Ten Thousand Dollars ($10,000); Non-Chair Member Premium - Five Thousand Dollars ($5,000).

ARTICLE IV

EXPENSE REIMBURSEMENT AND COMPENSATION

FOR ADDITIONAL TIME EXPENDED

4.1

Expense Reimbursement.  Each Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board or its Committees or in connection with other Board-related business or activities.

4.2

Compensation for Additional Time.  Each Director shall be compensated in cash on a “per diem,” hourly or other basis at a rate that is reasonable and fair to the Company as determined in the discretion of the Chairman of the Board (or, should the matter be referred to them, the Board or the Compensation Committee), for significant time spent outside of Board or Committee meetings for meetings or activities outside the scope of normal Board duties, including, without limitation, director training, meeting with Company management or external auditors, interviewing director candidates or other activities deemed necessary by the  Chairman of the Board (or should the matter be referred to them, the Compensation Committee or the entire Board). Any dollar amounts set for a particular unit of time shall be paid on a pro rata basis for time expended that is less than the full unit of time for which a rate was set. The Chairman of the Board shall oversee requests for compensation under this Article IV.

ARTICLE V

ADMINISTRATION

The Compensation Committee shall administer this Policy; provided, however, that the Board shall retain authority to act in lieu of the Compensation Committee as it deems appropriate.

Adopted May 13, 2021